UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2025

MONRO, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 Woodcliff Drive, Suite 202, Fairport, New York	14450
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 297-9886

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MNRO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2025, Monro, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Peter Fitzsimmons, pursuant to which Mr. Fitzsimmons will continue to serve as the President and Chief Executive Officer of the Company. Also on December 2, 2025, the Company’s Board of Directors (the “Board”) increased the size of the Board from eight to nine and appointed Mr. Fitzsimmons to the Board, effective immediately. Mr. Fitzsimmons will serve on the Executive Committee of the Board.

The Employment Agreement will be in effect until December 31, 2027 and will automatically renew for one-year terms unless either the Company or Mr. Fitzsimmons gives written notice under the Agreement. Under the Employment Agreement, Mr. Fitzsimmons will (i) receive an annual base salary of $900,000; (ii) be eligible to earn a bonus with the target amount equal to 100% of his base salary, based on the achievement of certain performance targets set by the Compensation Committee of the Board, including a pro rata cash bonus for the fiscal year ending March 28, 2026 for the portion of the year Mr. Fitzsimmons was employed under the terms of the Employment Agreement; (iii) receive a one-time sign-on bonus of $200,000; (iv) receive an upfront award of restricted stock under the Company’s Amended and Restated 2007 Stock Incentive Plan (the “Plan”) with a grant date fair value of $500,000, which will vest over a one-year period, in consideration for Mr. Fitzsimmons forfeiting compensation from his prior employer pursuant to the terms of a restricted stock award agreement (the “Restricted Stock Award Agreement”); (v) receive an upfront award of time-vesting restricted stock units under the Plan with a grant date fair value of $1,125,000, which will vest in equal increments on December 31, 2026 and December 31, 2027 pursuant to the terms of a restricted stock unit award agreement (the “RSU Award Agreement”); (vi) receive an upfront award of performance-vesting restricted stock units (“PSUs”) under the Plan with a target value of $3,375,000 pursuant to the terms of a performance stock unit award agreement (the “PSU Award Agreement”); and (vii) be eligible to participate in the Company’s other incentive, welfare and benefit plans made available to other senior executives. If the Employment Agreement is renewed after its initial term for the fiscal year ending in March 2029 and any subsequent fiscal year, Mr. Fitzsimmons will be eligible to receive annual equity incentive awards under the Plan with a target value of at least $1,500,000, in a combination of awards on a basis comparable to the awards made to other senior executives of the Company.

Under the PSU Award Agreement, subject to Mr. Fitzsimmons’s continued employment with the Company through December 31, 2027, the PSUs will vest based on the average closing price of the Company’s common stock on the 20 trading days ending on December 31, 2027 (the “Stock Price”), as follows: (i) no PSUs, if the Stock Price is less than $25; (ii) 50%, if the Stock Price is $25; (iii) 100%, if the Stock Price is $30; and (iv) 200%, if the Stock Price is $40 or greater. For Stock Prices between $25 and $30 or between $30 and $40, the vesting percentage will be determined by linear interpolation. During the term of the PSU Award Agreement, the PSUs will accrue an amount equivalent to the regular cash dividends paid, if any, on the shares of common stock underlying the PSUs.

In addition, Mr. Fitzsimmons is entitled to certain payments upon death, disability, a termination without Cause, a nonrenewal of the Employment Agreement by the Company, a resignation by Mr. Fitzsimmons for Good Reason or a termination in the event of a Change in Control of the Company, all as defined and set forth in detail in the Employment Agreement. The Employment Agreement includes standard restrictive covenants, including non-disclosure, non-competition and non-solicitation, and terms and conditions customarily found in similar agreements.

As previously disclosed, prior to December 2, 2025, Mr. Fitzsimmons served as the President and Chief Executive Officer of the Company pursuant to an engagement letter between the Company and AP Services, LLC (“APS”), an affiliate of AlixPartners, LLP (“AlixPartners”). Mr. Fitzsimmons served as a partner and managing director of AlixPartners until December 2, 2025. Between March 2025 and November 2025, the Company was party to arrangements with APS and AlixPartners pursuant to which the Company incurred aggregate expenses of approximately $18.5 million in connection with the Company’s operational improvement plan and the services provided by APS as noted above.

There are no arrangements or understandings between Mr. Fitzsimmons and any other person pursuant to which he was selected to serve on the Board, other than pursuant to the Employment Agreement. Except through the Company’s engagement of AlixPartners and APS for the services noted above, the Company has not entered into any transactions with Mr. Fitzsimmons that are reportable pursuant to Item 404(a) of Regulation S-K.

The foregoing descriptions of the Employment Agreement, the Restricted Stock Award Agreement, the RSU Award Agreement and the PSU Award Agreement do not purport to be complete and are qualified in their entirety by reference to each of those agreements, which are filed as Exhibit 10.81, 10.82, 10.83 and 10.84, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 3, 2025, the Company issued a press release announcing the appointment of Mr. Fitzsimmons to the Board. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01

(d) Exhibits

Exhibit Number	Description

10.81*	Employment Agreement, by and between Monro, Inc. and Peter D. Fitzsimmons, dated December 2, 2025

10.82*	Restricted Stock Award Agreement, by and between Monro, Inc. and Peter D. Fitzsimmons, dated December 2, 2025

10.83*	Restricted Stock Unit Award Agreement, by and between Monro, Inc. and Peter D. Fitzsimmons, dated December 2, 2025

10.84*	Performance Stock Unit Award Agreement, by and between Monro, Inc. and Peter D. Fitzsimmons, dated December 2, 2025

99.1	Press Release dated December 3, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO, INC.
(Registrant)

December 4, 2025	By:	/s/ Maureen E. Mulholland
Maureen E. Mulholland
Executive Vice President – Chief Legal Officer and Secretary